Exhibit 4.44

36 Slater Street, Parkrand, 1459 P.O. Box 9163, Cinda-Park, 1463 SOUTH AFRICA Tel/Fax (011) 913-0522 Cell: 082-4106035 E-Mail geoserve@icon.co.za Vat Number: 4380235376
CK94/18048/23

CONSENT

Ladies and Gentlemen:

The undersigned hereby consents to the references to (1) the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-80 being filed by Uranium One Inc. under the United States Securities Act of 1993, as amended, in connection with the geological and geostatistical modeling concerning the Modder East Gold Project and (2) all other references to the undersigned included or incorporated by reference in such Registration.

Date: June 25, 2007

/s/ Peter Camden-Smith
Peter Camden-Smith
M.Sc.(UCT); G.D.Eng.(Wits); M.B.L.(Unisa); Pr.Sci.Nat.